EXHIBIT INDEX

99.1	Press release dated July 27, 2010, announcing the election of Thomas R. VerHage as a member of the Board of Directors of Franklin Electric Co., Inc.

For Immediate Release
For Further Information
Refer to: John J. Haines
260-824-2900

FRANKLIN ELECTRIC COMPANY
ELECTS THOMAS R. VERHAGE TO BOARD

Bluffton, Indiana – July 27, 2010 – The board of directors of Franklin Electric Co., Inc. (NASDAQ: FELE) has elected Thomas R. VerHage to be a director of the company.  He fills the vacancy created by the retirement of Howard B. Witt, who has served on the Board since 1994.

Mr. VerHage has been Vice President and Chief Financial Officer of Donaldson Company, Inc. since March 2004.  He was a Partner at Deloitte & Touche LLP from 2002 to 2004, and a Partner at Arthur Andersen, LLP from 1987 through 2002.  Mr. VerHage is a director of Hutchinson Technology Incorporated, and is the Chair of its Audit Committee.  He is also an advisory council member of Integrated Governance Solutions.

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and automotive fuels. Recognized as a technical leader in its specialties, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to the Company’s financial results, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending January 2, 2010, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.